Exhibit 23(e)

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
MainStreet BankGroup Incorporated:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/ Prospectus.

                                                     KPMG PEAT MARWICK LLP


Roanoke, Virginia

February 5, 1998